EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 27, 1999 (except with respect to the matters discussed in Note 6, as to which the dates are February 10, 1999 and February 16, 1999) in Brunswick Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.



                                                 ARTHUR ANDERSEN LLP

Chicago, Illinois
April 29, 1999